                                             As filed pursuant to Rule 424(b)(5)
                                                Under the Securities Act of 1933
                                                     Registration No. 333-123167

SUPPLEMENT TO

PROSPECTUS SUPPLEMENT DATED APRIL 26, 2005

(TO PROSPECTUS DATED APRIL 21, 2005)

                                  $717,484,000
                                 (APPROXIMATE)

                                  CWALT, INC.
                                   DEPOSITOR

                         (COUNTRYWIDE HOME LOANS LOGO)
                                     SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                MASTER SERVICER

                        ALTERNATIVE LOAN TRUST 2005-23CB
                                     ISSUER

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-23CB

     This Supplement updates the Prospectus Supplement dated April 26, 2005 to the Prospectus dated April 21, 2005 with respect to the above captioned series of certificates.

     Subsequent to the closing date, at the request of the Depositor, Moody's Investors Service, Inc. has rated the following certificates:

       CLASS               RATING
-------------------  -------------------
Class M                      Aa3
Class B-1                    A3
Class B-2                   Baa2

     The Standard & Poor's ratings on page S-3 of the Prospectus Supplement remain unchanged.

CREDIT SUISSE FIRST BOSTON                    COUNTRYWIDE SECURITIES CORPORATION

                  The date of this Supplement is May 10, 2005.